Exhibit 10.25

Consulting Agreement

This Consulting Agreement (the “Agreement”), dated this 30th day of October 2025 (the “Effective Date”) is by and between Clifford L. Emmons (hereinafter referred to as the “Consultant”), and IIOT-OXYS, Inc., a Nevada corporation (hereinafter referred to as the “Company”).

Recitals:

A. The Company desires to engage the Consultant to provide consulting services for the Company.

B. The Company desires the Consultant to continue to serve as its Chief Executive Officer during the Term (as defined below).

C. The Consultant has significant experience and has agreed to provide the services on the terms and conditions set forth in this Agreement.

Now, therefore, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Consultant and the Company hereby agree as follows.

1. Engagement. The Company hereby engages the Consultant, and the Consultant hereby accepts the engagement, to provide certain consulting services for the Company subject to and in compliance with the terms and conditions of this Agreement. By entering into this Agreement, the parties agree that all previous agreements between the parties shall be terminated as of the Effective Date.

2. Continued Service as CEO. The Consultant shall continue to serve as Chief Executive Officer of the Company through the Term. Upon the earlier of the expiration of the Term or the termination of the Agreement pursuant to the terms herein, the Consultant agrees to tender his written resignation as Chief Executive Officer of the Company.

3. Term of Service. The Company hereby retains the Consultant for a period of three (3) months beginning as of the Effective Date, which term shall be automatically renewable upon mutual consent of the parties for additional one-month terms as provided herein, unless sooner terminated as provided in Section 7 below (the “Term”). The Term and any extension thereof shall be referred to herein as the “Consulting Period.” Any Services provided hereunder, and any compensation paid prior to the date this Agreement is executed by the parties, but after the Effective Date, shall be included in this Agreement.

4. Services to Be Provided. During the Consulting Period the Consultant shall provide the following services to the Company:

a. Consulting Services. The Consultant will provide those services customarily provided by a Chief Executive Officer in connection with operations similar to the Company’s business operations, including, but not limited to, the following (the “Services”):

(i) Assist with the preparation and filing of the filings of the Company with the Securities and Exchange Commission;

(ii) Oversee the maintenance of/access to the Company’s assets and a potential sale of those assets to a third-party;

(iii) Business development; and

(iv) Such other services related to the Company’s operations as the parties shall reasonable determine as required or beneficial for the Company.

b. Availability. The Consultant shall perform the Services on an as-needed basis as reasonably requested by the Company from time to time and the Consultant shall make himself reasonably available to perform such Services in a timely manner. The parties shall in good faith develop a schedule of projects to be performed in connection with the Company’s operations with the completion dates for each project.

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c. Manner of Services Provided. The Consultant agrees that the Services will be rendered in a “workmanlike manner,” consistent with the manner of performance by other consultants providing the same or similar services as being rendered hereunder.

5. Devotion of Time. During the Consulting Period, the Consultant shall expend adequate working time to perform the Services set forth herein; shall devote his best efforts, energy and skill to the services of the Company and the development of the Company’s business operations; and shall not take part in activities detrimental to the best interests of the Company. Nothing in this Agreement shall preclude the Consultant during the term of this Agreement from engaging, directly or indirectly, in any business activity which is not competitive with the then existing business of the Company.

6. Disclosure of Material Events. The Company shall promptly disclose to the Consultant those events or discoveries which are known and/or reasonably anticipated that, in the judgment of the Company may have a material impact on the Company’s business operations and which may have a material impact on the ability and effectiveness of the Consultant in providing the Services hereunder.

7. Compensation. In consideration for Services provided by the Consultant to the Company, the Company shall provide the following compensation to the Consultant:

a. Monthly Fees. The Consultant shall receive a monthly fee of $4,166.66 of Series E Convertible Preferred Stock (the “Shares”) of the Company issuable no later than fifteen (15) days following the end of the month.

b. Reimbursable Expenses. The Company agrees to reimburse the Consultant for all direct expenses authorized by the Company in writing incurred during the Term of this Agreement. The Consultant shall submit invoices for such expenses and shall provide such supporting information and documentation as the Company may reasonably request in accordance with Company policy and the requirements of the Internal Revenue Code. The Company shall pay such invoices within fifteen (15) days of receipt.

8. Termination and Extension. The Term shall be sooner terminated or further extended under the following circumstances:

a. Termination for Cause. Either party hereto shall be entitled, with thirty (30) days’ prior notice, to terminate this Agreement with or without cause.

b. Extension of Term. The initial Term may be further extended with the express authorization of the Company’s Board of Directors and the Consultant. Any extended term may be terminated at any time at the will of the Board of Directors, with or without cause.

9. Confidential Information. The Consultant recognizes and acknowledges that certain information, including, but not limited to, information pertaining to the financial condition of the Company, its systems, methods of doing business, agreements with customers or suppliers, or other aspects of the business of the Company or which are sufficiently secret to derive economic value from not being disclosed (hereinafter “Confidential Information”) may be made available or otherwise come into the possession of the Consultant by reason of this engagement with the Company. Accordingly, the Consultant agrees that no agent, employee, or representative will (either during or after the term of this Agreement) disclose any Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use to its or their personal advantage or to the advantage of any third party, of any Confidential Information, without the prior written consent of the Company. The parties hereto agree that the provisions of this Section shall not apply with respect to any information that the Consultant can document (i) is or becomes (through no improper action or inaction by the Consultant or any affiliate, agent, consultant or employee) generally available to the public, or (ii) was in its possession or known by it without any limitation on use or disclosure prior to the Effective Date. The Consultant shall, upon termination of this engagement, return to the Company, and shall cause his agents, employees, and representatives to return to the Company, all documents which reflect Confidential Information (including copies thereof). Notwithstanding anything heretofore stated in this paragraph, the Consultant’s obligations under this Agreement shall not, after termination of Consultant’s engagement with the Company, apply to information which has become generally available to the public without any action or omission of the Consultant (except that any Confidential Information which is disclosed to any third party by an employee or representative of the Company who is authorized to make such disclosure shall be deemed to remain confidential and protectable under this provision).

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10. Trading Practices. So long as the Consultant is in possession of any material non-public information of the Company, the Consultant shall not, directly or indirectly engage in the purchase or sale the common stock of the Company. During the Term of this Agreement, and for a period of one year after the termination of this Agreement, the Consultant shall not, directly or indirectly, engage in any short selling activities of the common stock of the Company.

11. Independent Contractor. The Consultant agrees that in performing this Agreement, it is acting as an independent contractor and not as an employee, representative, or agent of the Company and shall provide all facilities and equipment necessary to fulfill its obligations hereunder. As an independent contractor, the Consultant shall make no representation as an agent or employee of the Company, shall have no authority to bind the Company or incur other obligations on behalf of the Company, and shall not be eligible for any benefits which the Company may provide to its employees. Likewise, the Company shall have no authority to bind or incur obligations on behalf of the Consultant. All persons hired or retained by Consultant to perform this Agreement, including, but not limited to, its employees, representatives, and agents, shall be employees or contractors of the Consultant and shall not be construed as employees or agents of the Company in any respect. The Consultant shall be responsible for all taxes, insurance and other costs and payments legally required to be withheld or provided in connection with Consultant’s performance of this Agreement, including without limitation, all withholding taxes, worker’s compensation insurance, and similar costs. The Consultant shall abide by all laws, rules, and regulations pertaining to the Services to be provided hereunder.

12. Securities Law Representations and Warranties. The Consultant has been advised that the issuance of the Shares is not registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws, but are being sold pursuant to exemptions from such laws, and that the Company’s reliance upon such exemptions is predicated in part on the Consultant’s representations contained herein. The Consultant acknowledges that the Company is relying, in part, upon the Consultant’s representations and warranties contained herein for the purpose of qualifying the issuance of the Shares for applicable exemptions from registration or qualification pursuant to federal or state securities laws, rules and regulations.

12.1 Acquired Entirely for Own Account. The Shares will be acquired for the Consultant’s own account, not as a nominee or agent, and not with a view to distributing all or any part thereof. The Consultant has no present intention of selling, granting any participation in or otherwise distributing any of the Shares in a manner contrary to the Act or any applicable state securities law. The Consultant does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person with respect to any of the Shares.

12.2 Due Diligence. The Consultant has been solely responsible for its own due diligence investigation of the Company and its business, and its analysis of the merits and risks of the investment made pursuant to this Agreement, and are not relying on anyone else’s analysis or investigation of the Company, its business or the merits and risks of the Shares other than professional advisors employed specifically by the Consultant to assist the Consultant.

12.3 Access to Information. The Consultant believes it has been given access to full and complete information regarding the Company, including, in particular, the current financial condition and lack of tangible assets of the the Company and the risks associated therewith, and has utilized such access to its satisfaction for the purpose of obtaining information about the Company; particularly, the Consultant has either attended or been given reasonable opportunity to attend a meeting with management of the Company, for the purpose of asking questions of, and receiving answers from, such persons concerning the terms and conditions of the issuance of the Shares and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided to the Consultant about the Company.

12.4 Sophistication. The Consultant, either alone or with the assistance of its professional advisors, is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Shares.

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12.5 Suitability. The investment in the Shares is suitable for the Consultant based upon its investment objectives and financial needs, and the Consultant has adequate net worth and means for providing for their current financial needs and contingencies and has no need for liquidity of investment with respect to the Shares. The Consultant’s overall commitment to investments that are illiquid or not readily marketable is not disproportionate to its net worth, and investment in the Shares will not cause such overall commitment to become excessive.

12.6 Professional Advice. The Consultant has obtained, to the extent it deems necessary, its own professional advice with respect to the risks inherent in the investment in the Shares, the condition of the Company and the suitability of the investment in the Shares in light of the Consultant’s financial condition and investment needs.

12.7 Ability to Bear Risk. The Consultant is in a financial position to purchase and hold the Shares and is able to bear the economic risk and withstand a complete loss of its investment in the Shares.

12.8 Accredited Investor. The Consultant is an “accredited investor” within the meaning of Rule 501(a)(3) of Regulation D promulgated under the Act.

12.9 Restricted Securities. The Consultant realizes that (a) the Shares have not been registered under the Act, are characterized under the Act as “restricted securities” and, therefore, cannot be sold or transferred unless subsequently registered under the Act or an exemption from such registration is available, and (b) there is presently a limited public market for the Shares and the Consultant would most likely not be able to liquidate its investment in the event of an emergency or to pledge the Shares as collateral security for loans. The Consultant’s financial condition is such that it is unlikely that the Consultant would need to dispose of any of the Shares in the foreseeable future. In this connection, the Consultant represents that it is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

13. Miscellaneous Provisions.

a.Notice. All notices required or permitted hereunder shall be in writing and shall be deemed effective: (i) upon personal delivery; (ii) in the case of delivery by mail within the continental United States, on the fourth (4th) business day after such notice or other communication shall have been deposited in the mail, postage prepaid, return receipt requested; (iii) when sent by either facsimile or email at the applicable facsimile number or email address set forth below upon confirmation of transmission or receipt of mailing; or (iv) in the case of delivery by internationally recognized overnight delivery service, when received, addressed as follows:

If to the Company to:

IIOT-OXYS, Inc.

705 Cambridge Street

Cambridge, MA 02141

Attn: Board of Directors

If to the Consultant, to:

Clifford L. Emmons

24 Freedom Trail

Dennis, MA 02638

or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.

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b.Attorneys’ Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or he may be entitled.

c.Additional Remedies. The Consultant acknowledges and agrees that, in the event it shall violate any of the restrictions of this Agreement, the Company will be without adequate remedy at law and will therefor be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in an action or may have at law or in equity, and the Consultant hereby consents to the jurisdiction of such court for such purpose, provided that reasonable notice of any proceeding is given, it being understood that such injunction shall be in addition to any remedy which the Company may have at law or otherwise.

d.Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between or among the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all the parties or the applicable parties to be bound by such amendment. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver.

e.Survival of Covenants, Etc. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect for a period of two (2) years from the termination date of this Agreement, at the end of which period no claim may be made with respect to any such covenant, representation, or warranty unless such claim shall have been asserted in writing to the indemnifying party during such period.

f.Assignment. This Agreement, as it relates to the engagement of the Consultant, is a personal contract and the rights and interests of the Consultant hereunder may not be sold, transferred, assigned, pledged or hypothecated, without the prior written consent of the Company, which consent may be withheld for any reason.

g.Binding on Successors. This Agreement will be binding on, and will inure to the benefit of, the parties to it and their respective successors, and assigns.

h.Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Massachusetts applicable to contracts made and to be performed in such State, without reference to the choice of law principals thereof, and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Massachusetts and in no other place.

i.Rights Are Cumulative. The rights and remedies granted to the parties hereunder shall be in addition to and cumulative of any other rights or remedies either may have under any document or documents executed in connection herewith or available under applicable law. No delay or failure on the part of a party in the exercise of any power or right shall operate as a waiver thereof nor as an acquiescence in any default nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

j.Severability. If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

k.Drafting. This Agreement was drafted with the joint participation of the parties and/or their legal counsel. Any ambiguity contained in this Agreement shall not be construed against any party as the draftsman, but this Agreement shall be construed in accordance with its fair meaning.

l.Headings. The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

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m.Number and Gender. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine, and neuter.

n.Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile or email shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or email also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

o.Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

[Signature Page Follows]

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Signature Page

In Witness Whereof, each of the parties hereto, thereunto duly authorized, has executed this Agreement the respective day and year set forth below.

Company:	IIOT-OXYS, Inc.

Date: October 30, 2025	By:	/s/ Karen McNemar
Karen McNemar, Interim CFO

Consultant:

Date: October 30, 2025	By:	/s/ Clifford L. Emmons
Clifford L. Emmons

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